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                              SMARTDISK CORPORATION

                               SECOND AMENDMENT TO

                         SERIES A REDEEMABLE CONVERTIBLE

                       PREFERRED STOCK PURCHASE AGREEMENT

      THIS SECOND AMENDMENT (this "Amendment"), is made and entered into as of the 21st day of February, 2003, among SMARTDISK CORPORATION, a Delaware corporation (the "Company"), on the one hand, and ADDISON M. FISCHER and PHOENIX HOUSE INVESTMENTS, LP (collectively the "Investors" and each individually an "Investor"), on the other hand.

                                    RECITALS

      A. The Company and the Investors are parties to that certain Series A Redeemable, Convertible Preferred Stock Purchase Agreement dated as of December 9, 2002 (the "Purchase Agreement"), pursuant to which the Company agreed to issue and sell to the Investors 2,552,364.8 shares (the "Shares") of Series A Redeemable Convertible Preferred Stock par value $.001 per share (the "Preferred Stock"), at a per share purchase price of $1.00.

      B. The Company and the Investors amended the Purchase Agreement pursuant to that certain First Amendment to Series A Redeemable Convertible Preferred Stock Purchase Agreement dated as of December 24, 2002 (the "First Amendment").

      C. The transactions contemplated by the Purchase Agreement and the First Amendment were consummated on December 24, 2002, and the Company and the Investors desire to amend the Purchase Agreement and First Amendment to revise the terms of the Preferred Stock.

      D. Pursuant to Section 5.06 of the Purchase Agreement and Section 2.04 of the First Amendment, modification or amendment to the Purchase Agreement or the First Amendment requires the written consent of the Company and the Investors.

      E. The Company and the Investors desire to amend the Purchase Agreement and the First Amendment as provided herein;

      F. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                   ARTICLE 1

      1.01 Amendment. The Company shall file an Amended and Restated Certificate of Designations with respect to the Preferred Stock in the form attached hereto as Exhibit A (the "Amended and Restated Certificate of Designations"). The Company and the Investors agree to the amended and restated terms of the Preferred Stock as set forth on Exhibit A. The Investors shall retain their certificates evidencing the Shares purchased at the Closing and agree that upon filing of the Amended and Restated Certificate of Designations, such certificates shall evidence the rights, obligations, and preferences, and other terms of the Preferred Stock as set forth on Exhibit A.
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      1.02 Representations and Warranties. The Company hereby represents and warrants to each Investor as follows:

                  (a) the execution and delivery by the Company of this Amendment, and the performance by the Company of its obligations hereunder, have been authorized by all requisite corporate action and will not (x) violate (i) any provision of any applicable law, or any order of any court or other agency of government applicable to the Company, (ii) the Certificate of Incorporation or Bylaws of the Company, (iii) any provision of any material agreement or other instrument to which the Company is bound, or (iv) any Marketplace Rule of the NASDAQ Stock Market applicable to the listing of the Company's Common Stock; or
(y) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such material agreement, other instrument, or any Marketplace Rule of the NASDAQ Stock Market applicable to the listing of the Company's Common Stock.

                  (b) The tender of shares of Preferred Stock as payment of the subscription price for the purchase of shares of the Company's Common Stock pursuant to the Company's pending rights offering, as further described in Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-99727), without such tender having been approved by the Company's stockholders, will not violate or conflict with any Marketplace Rule of the NASDAQ Stock Market applicable to the listing of the Company's Common Stock.

      1.03 Force and Effect. Except to the extent expressly modified above, the Purchase Agreement and the First Amendment shall remain in full force and effect as originally executed.

                                   ARTICLE 2

      2.01 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida for all purposes and in all respects, without regard to the conflict of law provisions of such state.

      2.02 Entire Agreement. This Amendment, the Purchase Agreement, the First Amendment, the Registration Rights Agreement, and the Amended and Restated Certificate of Designations constitute the sole and entire agreement of the parties with respect to the subject matter hereof.

      2.03 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

      2.04 Amendments and Waivers. This Amendment may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the Investors.

      2.05 Titles and Subtitles. The titles and subtitles used in this Amendment are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

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      IN WITNESS WHEREOF, the Company and the Investors have executed this
Amendment as of the date first above written.

                                    THE COMPANY:

                                    SMARTDISK CORPORATION

                                    By: /s/ Michael S. Battaglia
                                       ---------------------------------------
                                       Michael S. Battaglia, President
                                        and Chief Executive Officer

                                    THE INVESTORS:
                                    /s/ Addison M. Fischer
                                    ------------------------------------------
                                    ADDISON M. FISCHER, individually


                                    PHOENIX HOUSE INVESTMENTS, LP

                                       By: PHOENIX HOUSE INVESTMENTS GP, INC.,
                                           its general partner

                                           By: /s/ Addison M. Fischer
                                              ---------------------------------
                                              Addison M. Fischer, President